energy focus™

ENLIGHTEN AND INSPIRE FOR BETTER LIVING

Exhibit 99.1
Energy Focus, Inc. Reports Fourth Quarter and Fiscal Year 2024 Financial Results
SOLON, Ohio, March 25, 2025 -- Energy Focus, Inc. (NASDAQ: EFOI), a leader in sustainable, energy-efficient lighting and controls systems products for the commercial, military maritime and consumer markets, today announced financial results for its fourth quarter and fiscal year ended December 31, 2024.
Full-Year 2024 and Subsequent Business Highlights
•Net sales of $4.9 million, down 15.0% from 2023, reflecting a decrease in military sales due to a significant reduction in military demand toward the end of the year, driven by the impact of the U.S. election cycle, and a decrease in commercial sales due to the effects of annual market cycles, high inflation, market-adjusted pricing, and our sales strategy which reduced the proportion of commercial sales.

•Gross profit margin of 14.4%, up from gross profit margin of 3.9% in 2023, primarily driven by a decrease in variable costs such as material cost and freight in expense.

•Loss from operations of $1.8 million, compared to a loss from operations in 2023 of $4.0 million, driven by overall reduction of cost of sales, product development, and selling, general, administrative expenses.

•Net loss of $1.6 million, or $(0.32) per basic and diluted share of common stock, compared to a net loss of $4.3 million, or $(1.32) per basic and diluted share of common stock in 2023.

•Cash of $0.6 million as of December 31, 2024, compared to cash of $2.0 million as of December 31, 2023. The changes are primarily due to the payoff of the 2022 Streeterville Note (as defined below) of $1.0 million in cash during the first quarter of 2024.

•On June 21, 2024, Energy Focus, Inc. entered into certain securities purchase agreements with certain accredited investors, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 534,591 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.59 (the “Second Private Placement”). Aggregate gross proceeds to the Company with respect to the Second Private Placement were approximately $850 thousand, excluding the offering expenses paid by the Company. The Second Private Placement was closed on June 21, 2024.

•On March 28, 2024, Energy Focus, Inc. entered into certain securities purchase agreements with certain accredited investors, pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 283,019 shares of the Company’s common stock, par value $0.0001 per share, for a purchase price per share of $1.59 (the “First Private Placement”). Aggregate gross proceeds to the Company with respect to the First Private Placement were approximately $450 thousand, excluding the offering expenses paid by the Company. The First Private Placement was closed on March 28, 2024.

•On January 18, 2024, the Company and Streeterville Capital, LLC (“Streeterville”) entered into a payoff letter and exchange agreement (the “Agreement”) to pay off a note entered into by and between the Company and Streeterville in 2022 (the “2022 Streeterville Note”) early. The Agreement provided that the Company made payments to reduce the outstanding obligations under the 2022 Streeterville Note of $1.0 million in cash by January 19, 2024 and exchange 94,440 shares of common stock by January 23, 2024 for the remaining $142 thousand. In January 2024, the Company paid off the 2022 Streeterville Note in full. At termination, the
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Company recognized $187 thousand of other income which was included in other income in the in the Condensed Consolidated Statements of Operations.

“Throughout 2024, the Company remained focused on cost efficiency while ensuring customer satisfaction and timely deliveries. We have strengthened our ability to deliver high-quality products and services while expanding and optimizing our portfolio.” said Chiao-Chieh (Jay) Huang, Chief Executive Officer.

“From our headquarters in Solon, Ohio, we leverage our global network through our office in Taiwan. This structure allows us to integrate resources, serve a diverse clientele, and optimize our supply chain with unmatched efficiency. Our product strategy emphasizes performance enhancement, strategic partnerships, technological advancement, and strategic acquisitions. We are committed to launching innovative products that surpass market expectations. ”

“In review of our plans for 2025, we will continue our steadfast pursuit of being the most dependable supplier and partner for our customers. Our expansion efforts in the Gulf Cooperation Council (GCC) region and Central Asia remain a top priority, working closely with partners and local policymakers to drive business growth. ”

“As part of our growth strategy, we recognize the increasing demand for Energy Storage Systems (ESS), AI data center Uninterruptible Power Supply (UPS) solutions, and microgrid developments. The surge in AI-driven technologies and sustainable energy needs presents immense opportunities for expansion. By investing in ESS, AI data center UPS, and microgrids, we are positioning ourselves as leaders in these rapidly growing sectors. These initiatives will help support critical infrastructure, boost energy efficiency, and provide reliable backup power solutions for enterprises and data centers.”

“We will continue to strive for operational excellence, encompassing all aspects of our business from customer service and manufacturing to sales and product solutions. We are confident in both our progress and planning for the innovation and development of new product, and we believe that 2025 will be a year to which we further establish our name in both military and commercial product channels. ”

Full-Year 2024 Financial Results
Net sales of $4.9 million for 2024 compared with $5.7 million for 2023. The change was primarily driven by a decrease in commercial sales of $0.2 million, or 12.7%, and a decrease in MMM product sales of $0.7 million, or 15.9%. The decrease in net sales reflects the effects of annual market cycles, high inflation, our sales strategy, which reduced the proportion of commercial sales, along with market-adjusted pricing, and the U.S. election cycle.
Gross profit was $0.7 million, or 14.4% of net sales, for 2024, compared with gross loss of $0.2 million, or 3.9% of net sales, for 2023. The year-over-year increase in gross margin primarily resulted from lower payroll-related expenses due to a reduction in headcounts and lower product development and testing cost, which were partially offset by an increase in travel expenses. Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 21.5% for full-year 2024, compared to 4.3% in the prior year, primarily driven by lower variable costs in 2024.

Operating loss was $1.8 million for 2024. This compares with an operating loss of $4.0 million for 2023. Net loss was $1.6 million, or $(0.32) per basic and diluted share of common stock, for 2024. This compares with a net loss of $4.3 million, or $(1.32) per basic and diluted share of common stock, for 2023.

Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $1.8 million for 2024, compared with a loss of $3.9 million for 2023. The decreased Adjusted EBITDA loss in 2024, as compared to 2023, was primarily due to improved margins and reduction in headcounts for salaries and related payroll costs.

Net cash used in operating activities was $1.3 million for 2024. The net loss for 2024 was $1.6 million and was adjusted for non-cash items, including depreciation and amortization, stock-based compensation, provisions for inventory, warranty, and accounts receivable reserves and working capital changes. During 2024, we generated $1.0 million through the timing of collection of accounts receivable.

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Fourth Quarter 2024 Financial Results:
Net sales of $1.3 million for the fourth quarter of 2024 decreased $1.1 million, or 46.6%, compared to the fourth quarter of 2023 net sales of $2.4 million. The change was primarily driven by a decrease in MMM product sales of $1.2 million, or 56.7% due a significant reduction in military demand toward the end of 2024, driven by the impact of the U.S. election cycle. Sequentially, net sales were up 6.4% compared to $1.2 million in the third quarter of 2024, reflecting a slight increase primarily driven by annual market cycles and market-adjusted pricing.
Gross profit was $0.3 million, or 20.7% of net sales, for the fourth quarter of 2024, compared with gross profit of $0.1 million, or 3.1% of net sales, for the fourth quarter of 2023. Sequentially, this compares with a gross profit of $0.2 million, or 15.7% of net sales, in the third quarter of 2024. The year-over-year increase in gross margin was primarily driven by a decrease in fixed costs such as employee benefit and rent expenses for production.
Adjusted gross margin, as defined under “Non-GAAP Measures” below, was 22.1% for the fourth quarter of 2024, compared to 7.0% for the fourth quarter of 2023 and compared sequentially to 24.5% in the third quarter of 2024. The increase in adjusted gross margin from the fourth quarter of 2023 and third quarter of 2024 is mainly due to lower variable costs.
Operating loss was $0.3 million for the fourth quarter of 2024, compared with an operating loss of $0.8 million for the fourth quarter of 2023. Sequentially, this compares to an operating loss of $0.4 million in the third quarter of 2024. The year-over-year decrease in the operating loss was primarily attributable to significant cost cutting measures taken by the Company.
Net loss was $0.3 million, or $(0.06) per basic and diluted share of common stock, for the fourth quarter of 2024, compared with a net loss of $0.8 million, or $(0.20) per basic and diluted share of common stock, in the fourth quarter of 2023. Sequentially, this compares to a net loss of $0.3 million, or $(0.06) per basic and diluted share of common stock, in the third quarter of 2024.
Adjusted EBITDA, as defined under “Non-GAAP Measures” below, was a loss of $0.3 million for the fourth quarter of 2024, compared with a loss of $0.7 million in the fourth quarter of 2023 and a loss of $0.4 million in the third quarter of 2024. The improved adjusted EBITDA loss in the fourth quarter of 2024, as compared to the fourth quarter of 2023, was primarily due to improved margins and lower salaries and related payroll costs.
About Energy Focus
Energy Focus is an industry-leading innovator of sustainable light-emitting diode (“LED”) lighting and lighting control technologies and solutions. As the creator of the first flicker-free LED lamps, Energy Focus develops high quality LED lighting products and controls that provide extensive energy and maintenance savings, as well as aesthetics, safety, health and sustainability benefits over conventional lighting. In 2023, EFOI announced plans to add high efficiency GaN (gallium nitride) power supply products to its product portfolio. Energy Focus is headquartered in Solon, Ohio. For more information, visit our website at www.energyfocus.com.
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Forward-Looking Statements:
This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.
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Investor Contact:
Chiao Chieh (Jay) Huang
Chief Executive Officer
(800) 327-7877

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

Condensed Consolidated Balance Sheets
(Audited)
(in thousands)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash	$565	$2,030
Trade accounts receivable, less allowances of $15 and $20, respectively	804	1,570
Trade accounts receivable - related party	—	202
Inventories, net	3,263	4,439
Prepayments to vendors	356	792
Prepaid and other current assets	157	156
Total current assets	5,145	9,189
Property and equipment, net	90	112
Operating lease, right-of-use asset	377	899
Total assets	$5,612	$10,200
LIABILITIES
Current liabilities:
Accounts payable	$970	$1,624
Accounts payable - related party	909	2,146
Accrued liabilities	90	110
Accrued legal and professional fees	54	64
Accrued payroll and related benefits	148	199
Accrued sales commissions	15	62
Accrued warranty reserve	118	150
Operating lease liabilities	139	223
Promissory notes payable, net of discounts and loan origination fees	—	1,323
Advanced capital contribution	—	450
Total current liabilities	2,443	6,351

(continued on the following page)

Condensed Consolidated Balance Sheets
(Audited)
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

(in thousands)

	December 31,
	2024	2023
Operating lease liabilities, net of current portion	254	798
Total liabilities	2,697	7,149

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, par value $0.0001 per share:
Authorized: 5,000,000 shares (3,300,000 shares designated as Series A Convertible Preferred Stock) at December 31, 2024 and December 31, 2023
Issued and outstanding: 876,447 shares at December 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001 per share:
Authorized: 50,000,000 shares at December 31, 2024 and December 31, 2023
Issued and outstanding: 5,260,741 shares at December 31, 2024 and 4,348,690 shares at December 31, 2023	1	—
Additional paid-in capital	157,814	156,369
Accumulated other comprehensive loss	(3)	(3)
Accumulated deficit	(154,897)	(153,315)
Total stockholders' equity	$2,915	$3,051
Total liabilities and stockholders' equity	$5,612	$10,200
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Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net sales	$1,278	$1,196	$2,393	$4,860	$5,717
Cost of sales	1,013	1,008	2,318	4,161	5,494
Gross profit	265	188	75	699	223

Operating expenses:
Product development	119	137	144	524	587
Selling, general, and administrative	434	449	696	2,017	3,607
Total operating expenses	553	586	840	2,541	4,194
Loss from operations	(288)	(398)	(765)	(1,842)	(3,971)

Other expenses (income):
Interest income	—	—	(57)	—	(57)
Interest expense	—	—	154	5	380
Gain on debt extinguishment	—	—	—	(187)	—
Gain on partial lease termination	—	(63)	—	(63)	—
Other income	3	(26)	(14)	(27)	(30)
Other expenses	1	7	(2)	10	26

Loss from operations before income taxes	(292)	(316)	(846)	(1,580)	(4,290)
Provision for income taxes	2	—	3	2	3
Net loss	$(294)	$(316)	$(849)	$(1,582)	$(4,293)

Net loss per common stock basic and diluted:
Net loss	$(0.06)	$(0.06)	$(0.20)	$(0.32)	$(1.32)

Weighted average shares of common stock outstanding:
Basic and diluted	4,947	5,261	4,349	4,947	3,241

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Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(294)	$(316)	$(849)	$(1,582)	$(4,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Other income	—	—	—	—	(40)
Gain on partial lease termination	—	(63)	—	(63)	—
Gain on debt extinguishment	—	—	—	(187)	—
Depreciation	9	9	9	37	33
Stock-based compensation	2	1	8	4	44
Provision for credit losses and sales returns	1	6	(44)	(69)	6
Provision for slow-moving and obsolete inventories	17	105	93	347	25
Provision for warranties	—	1	4	(32)	(33)
Amortization of loan discounts and origination fees	—	—	57	5	225
Changes in operating assets and liabilities:
Accounts receivable	(60)	(100)	(682)	1,037	(1,131)
Accounts receivable - related party	—	—	(202)	—	(202)
Inventories	441	(35)	369	829	1,012
Prepayments to vendors	54	14	(60)	83	(200)
Prepaid and other assets	58	4	33	3	521
Accounts payable	(478)	98	(706)	(301)	(580)
Accounts payable - related party	11	163	1,874	(1,237)	2,146
Accrued and other liabilities	2	(104)	(48)	(128)	(47)
Right of use assets and lease liabilities	(17)	(50)	75	(43)	75
Total adjustments	40	49	780	285	1,854
Net cash used in operating activities	(254)	(267)	(69)	(1,297)	(2,439)

Cash flows from investing activities:
Acquisitions of property and equipment	—	(19)	(42)	(19)	(69)
Net cash (used in) provided by investing activities	—	(19)	(42)	(19)	(69)
(continued on the next page)

Condensed Consolidated Statements of Cash Flows
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(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Cash flows from financing activities:
Issuance of common stock and warrants	—	—	—	851	6,079
Costs related to reverse stock-split	—	—	—	—	(16)
Payments on the 2022 Streeterville Note	—	—	—	(1,000)	(625)
Net payments on credit line borrowings - Credit Facilities	—	—	—	—	(1,402)
Advanced capital contribution	—	—	450	—	450
Net cash provided by financing activities	—	—	450	(149)	4,486

Net (decrease) increase in cash	(254)	(286)	339	(1,465)	1,978
Cash, beginning of period	819	1,105	1,691	2,030	52
Cash, end of period	$565	$819	$2,030	$565	$2,030

Supplemental information:
Cash paid in year for interest	$—	$—	$303	$5	$380

Non-cash investing and financing activities:
Debt-to-equity exchange transactions	$—	$—	$304	$591	$1,716

Sales by Products
(In thousands)

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2023	2024	2023
Commercial products	$386	$350	$332	$1,390	$1,593
Military maritime products	892	846	2,061	3,470	4,124
Total net sales	$1,278	$1,196	$2,393	$4,860	$5,717

Non-GAAP Measures

In addition to the results in this release that are presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), we provide certain non-GAAP measures, which present operating results on an adjusted basis. These non-GAAP measures are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and, include:

•adjusted EBITDA, which we define as net income (loss) before giving effect to financing charges, income taxes, non-cash depreciation, stock non-cash compensation, accrued incentive compensation, non-routine charges to other income or expense; and

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•adjusted gross margins, which we define as our gross profit margins during the period without the impact from excess and obsolete, in-transit and net realizable value inventory reserve movements that do not reflect current period inventory decisions.

We believe that our use of these non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the industry by isolating the effects of items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies, and to assess liquidity, cash flow performance of the operations, and the product margins of our business relative to our U.S. GAAP results and relative to other companies in the industry by isolating the effects of certain items that do not have a current period impact. However, our presentation of these non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. Further, there are limitations on the use of these non-GAAP measures to compare our results to other companies within the industry because they are not necessarily standardized or comparable to similarly titled measures used by other companies. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance.

Adjusted EBITDA and adjusted gross margins do not represent cash generated from operating activities in accordance with U.S. GAAP, are not necessarily indicative of cash available to fund cash needs and are not intended to and should not be considered as alternatives to cash flow, net income and gross profit margins, respectively, computed in accordance with U.S. GAAP as measures of liquidity or operating performance. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below for total adjusted EBITDA and adjusted gross margins, respectively.

	Three months ended				Twelve months ended
(in thousands)	December 31,		September 30,	December 31,	December 31,
	2024		2024	2023	2024	2023
Net loss	$(294)		$(316)	$(849)	$(1,582)	$(4,293)
Interest income	—		—	(57)	—	(57)
Interest expense	—		—	154	5	380
Gain on debt extinguishment	—		—	—	(187)	—
Gain on partial lease termination	—		(63)	—	(63)	—
Other income	3		(26)	(14)	(27)	(30)
Provision for income taxes	2		—	3	2	3
Depreciation	9		9	9	37	33
Stock-based compensation	2		1	8	4	44
Other incentive compensation	—		—	9	—	(18)
Adjusted EBITDA	$(278)	$—	$(395)	$(737)	$(1,811)	$(3,938)

32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877

	Three months ended						Twelve months ended
(in thousands)	December 31, 2024		September 30, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	($)	(%)	($)	(%)	($)	(%)	($)	(%)	($)	(%)
Net sales	$1,278		$1,196		$2,393		$4,860		$5,717
Reported gross profit	265	20.7%	188	15.7%	75	3.1%	699	14.4%	223	3.9%
Excess and obsolete, in-transit and net realizable value inventory reserve changes, net of scrap write-off for inventory reduction	17	1.3%	105	8.8%	93	3.9%	347	7.1%	25	0.4%
Adjusted gross margin	$282	22.1%	$293	24.5%	$168	7.0%	$1,046	21.5%	$248	4.3%
32000 Aurora Road, Solon, OH 44139        •    www.energyfocus.com        •    800.327.7877